UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 22, 2013

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

455 Commerce Drive, Suite 4

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On August 22, 2013, Allied Motion Technologies Inc. (“Allied Motion”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) to purchase all of the outstanding equity interests of Globe Motors, Inc., a Delaware corporation (“Globe Motors”) from Safran USA, Inc. (the “Seller”), for approximately $90 million in cash. The purchase price paid will be subject to adjustment to reflect, among other things, the working capital and cash on hand of Globe Motors at the time of closing.

The Purchase Agreement contains customary representations, warranties and covenants of Allied Motion, Globe Motors and the Seller.  In addition, Allied Motion has agreed to use its reasonable best efforts to execute and deliver the “Debt Financing Agreements” as defined in the Purchase Agreement on or before November 21, 2013, subject to the limitations set forth in the Purchase Agreement.  Consummation of the transaction is subject, among other things, to the receipt of certain required regulatory approvals and other customary conditions. Allied Motion currently anticipates the Globe Motors acquisition will close within 60 days, subject to satisfaction of the conditions described above.

The Purchase Agreement provides for certain termination rights, as follows: (i) the parties may terminate by mutual written consent; (ii) each of Allied Motion or Seller may terminate if the closing shall not have occurred by January 31, 2014 unless due to a breach of the Purchase Agreement by the party seeking to terminate; (iii) either party may terminate in the event of certain legal restraints prohibiting the consummation of the transactions; and (iv) Seller may terminate after November 21, 2013 and Allied Motion may terminate after January 31, 2014 if Allied Motion is unable to satisfy its obligations to effect the Closing, assuming all other closing conditions have been satisfied or waived, because of a Financing Failure.  A Financing Failure means the refusal or other failure, for any reason, on the part of a lender providing Allied Motion with financing in connection with the acquisition to fail to provide any portion of the financing.  If the Purchase Agreement is terminated by Allied Motion or Seller due to a Financing Failure, Allied Motion shall pay Seller a Financing Failure Fee in the amount of $5 million as liquidated damages.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of Allied Motion, Globe Motors and the Seller contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made in the disclosure schedules delivered in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Allied Motion, Globe Motors, the Seller or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of Allied Motion, Globe Motors, the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Allied Motion’s public disclosures.

Item 7.01                                           Regulation FD Disclosure

On August 22, 2013, Allied Motion Technologies Inc. issued the press release attached hereto as Exhibit 99.1 announcing that Allied Motion Technologies Inc. had agreed to acquire Globe Motors, Inc. on the terms and subject to the conditions set forth in the Purchase Agreement. The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

The information in this Item 7.01, including the information attached hereto as Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by Allied Motion Technologies Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01                                           Other Events

On August 21, 2013, Allied Motion received a commitment letter (the “Senior Commitment Letter”) from Bank of America, N.A. and HSBC Bank USA, National Association (the “Banks”) with respect to a new senior secured credit facility of up to $65 million consisting of a $15 million revolving credit facility and up to $50 million term loan facility (collectively, the “Senior Credit Facilities”). The Senior Commitment Letter provides that the maturity date of the Senior Credit Facilities will be five years after the closing date, and the interest rate will be equal to the LIBOR Rate, plus a spread based upon Allied Motion’s ratio of total debt to EBITDA. The commitment of the Banks is subject to customary conditions, including the execution and delivery of definitive loan documentation, Allied Motion receiving up to $30 million of mezzanine financing, the absence of any material adverse change in the business, assets, properties, liabilities, operations, condition (financial or otherwise) of Allied Motion or Globe Motors and any of their subsidiaries since March 31, 2013, simultaneous completion of the acquisition of Globe Motors by Allied Motion, and repayment of Allied Motion’s existing indebtedness.

Allied Motion received a commitment letter dated July 22, 2013 (the “Mezzanine Commitment Letter”) from Prudential Capital Partners IV, L.P. (“PCP”) to purchase up to $35 million principal amount of Senior Subordinated Notes (the “Subordinated Notes”) due on the sixth anniversary of their issuance.  The Mezzanine Commitment Letter provides that the interest rate on the Subordinated Notes will be 14.50% with 13.00% payable in cash and 1.50% payable in-kind, quarterly in arrears.  Allied Motion may prepay the Subordinated Notes at any time after the third anniversary of closing, in whole or in part, at par plus accrued interest.  The commitment of PCP is subject to customary conditions, including that Allied Motion shall have simultaneously acquired Globe Motors, completion of documentation containing terms, conditions and other provisions satisfactory to PCP, that Allied Motion shall have obtained not less than $50 million or more than $60 million of senior term debt financing and a $15 million revolving credit facility, and that there shall have been no material adverse change in the condition (financial or otherwise) or prospects of Allied Motion, Globe Motors, and their respective subsidiaries since December 31, 2012.

The debt financing contemplated by the Senior Commitment Letter and the Mezzanine Commitment Letter, together with cash on hand, will provide the funds necessary to finance the Globe Motors transaction and related expenses.  The debt financing will also be used to refinance Allied Motion’s existing indebtedness and to finance ongoing working capital and general corporate needs.

Cautionary Note Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction or the financing thereof; general economic conditions and conditions affecting the industries in which Allied Motion and Globe Motors operate; the uncertainty of obtaining regulatory approvals; Allied Motion’s ability to successfully integrate Globe Motors’ operations and employees with Allied Motion’s existing business; the ability to realize anticipated growth, synergies and cost savings; and Globe Motors’ performance and maintenance of important business relationships.

Allied Motion makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 None

(b)                                 None

(c)                                  None

(d)                                 Exhibits

2.1                               Stock Purchase Agreement by and between Allied Motion Technologies Inc. and Safran USA, Inc. dated August 22, 2013

99.1                        Press Release issued by Allied Motion Technologies Inc. on August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  August 28, 2013

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Robert P. Maida
Robert P. Maida
Chief Financial Officer